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                                  EXHIBIT 99.18

                          FORM OF ASSUMPTION AGREEMENT



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                                DOUBLECLICK INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                                NETGRAVITY, INC.
                                 1998 STOCK PLAN


OPTIONEE:  < < First_Name > >  < < Last_Name > >,

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the 26th day of October, 1999 by DoubleClick Inc., a Delaware corporation ("DoubleClick").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of NetGravity, Inc., a Delaware corporation ("NetGravity"), which were granted to Optionee under the NetGravity Plan [(the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

                  WHEREAS, NetGravity has been acquired by DoubleClick through the merger of NetGravity with and into DoubleClick (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between DoubleClick and NetGravity (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require DoubleClick to assume all obligations of NetGravity under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.28 shares of DoubleClick common stock ("DoubleClick Stock") for each outstanding share of NetGravity common stock ("NetGravity Stock").

                  WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by DoubleClick in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of NetGravity Stock subject to the options held by Optionee immediately prior to the Effective Time (the "NetGravity Options") and the exercise price payable per share are set forth below. DoubleClick hereby assumes, as of the Effective Time, all the duties and obligations of NetGravity under each of the NetGravity Options. In connection with such assumption, the number of shares of DoubleClick Stock purchasable under each NetGravity

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Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of DoubleClick Stock subject to each NetGravity Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of DoubleClick Stock under the assumed NetGravity Option shall also be as indicated for that option below.

------------------------------------------------------------ ---------------------------------------------------------
                 NETGRAVITY STOCK OPTIONS                                  DOUBLECLICK ASSUMED OPTIONS
------------------------------------------------------------ ---------------------------------------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
  # of Shares of NetGravity      Exercise Price per Share    # of Shares of DoubleClick     Adjusted Exercise Price
         Common Stock                                               Common Stock                   per Share
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
       < < NG_Shares > >            $ < < NG_Price > >            < < DC_Shares > >           $ < < DC_Price > >
------------------------------- ---------------------------- ---------------------------- ----------------------------

                  2. The intent of the foregoing adjustments to each assumed NetGravity Option is to assure that the spread between the aggregate fair market value of the shares of DoubleClick Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the NetGravity Stock subject to the NetGravity Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the NetGravity Option immediately prior to the Merger.

                  3. The following provisions shall govern each NetGravity Option hereby assumed by DoubleClick:

                                    (a)      Unless the context otherwise
                  requires, all references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean DoubleClick, (ii) to "Share" shall mean share of DoubleClick Stock, (iii) to the "Board" shall mean the Board of Directors of DoubleClick and
                  (iv) to the "Committee" shall mean the Compensation Committee of the DoubleClick Board of Directors.

                                    (b)      The grant date and the expiration
                  date of each assumed NetGravity Option and all other provisions which govern either the exercise or the termination of the assumed NetGravity Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase DoubleClick Stock.

                                    (c)      Pursuant to the terms of the Option
                  Agreement, none of your options assumed by DoubleClick in connection with the transaction will vest and become exercisable on an accelerated basis upon the consummation of the Merger. Each NetGravity Option shall be assumed by DoubleClick as of the Effective Time. Each such assumed NetGravity Option shall thereafter continue to vest for any remaining unvested shares of DoubleClick Stock subject to that

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                  option in accordance with the same installment vesting
                  schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                                    (d)      For purposes of applying any and
                  all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of NetGravity, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to DoubleClick or any present or future DoubleClick subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed NetGravity Options upon Optionee's cessation of service as an employee or a consultant of NetGravity shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with DoubleClick and its subsidiaries, and each assumed NetGravity Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3) month period, following such cessation of service as an employee or a consultant of DoubleClick and its subsidiaries.

                                    (e)      The adjusted exercise price payable
                  for the DoubleClick Stock subject to each assumed NetGravity Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of DoubleClick Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as NetGravity Stock prior to the Merger shall be taken into account.

                                    (f)      In order to exercise each assumed
                  NetGravity Option, Optionee must deliver to DoubleClick a written notice of exercise in which the number of shares of DoubleClick Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of DoubleClick Stock and should be delivered to DoubleClick at the following address:

                                    DoubleClick Inc.
                                    450 West 33rd Street

                                    New York, NY
                                    Attention:  Jenifer Gornstein


                  4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

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                  IN WITNESS WHEREOF, DoubleClick Inc. has caused this Stock
Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 26th day of October, 1999.




                                                   DOUBLECLICK INC.

                                                        By:




                                 ACKNOWLEDGMENT


                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her NetGravity Options hereby assumed by DoubleClick are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                 _______________________________________________
                                 < < First_Name > >  < < Last_Name > >, OPTIONEE



DATED: __________________, 1999


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